UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2012

EVERFLOW EASTERN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-19279	34-1659910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Main Street PO Box 629 Canfield, Ohio	44406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 533-2692

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 31, 2012, Everflow Eastern Partners, L.P. (the “Company”) disclosed that it, along with other additional entities and individuals, had signed a purchase and sale agreement with Hilcorp Energy I, L.P. (the “Purchaser”), whereby the Company had agreed to sell the majority of the Company’s deep rights in certain Mercer County, Pennsylvania, properties which include the depths below the stratigraphic equivalent of the top of the Queenston Formation (the “Mercer Disposition”), to the Purchaser for cash consideration (Form 8-K filed August 6, 2012).

On September 20, 2012, the Company closed on the Mercer Disposition that was previously announced with the sale of approximately 900 acres to the Purchaser for cash consideration net to the Company’s interest of approximately $3.4 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everflow Eastern Partners, L.P.
(Registrant)

	By:	Everflow Management Limited, LLC
General Partner

	By:	Everflow Management Corporation
Managing Member

Date: September 26, 2012

/s/ Brian A. Staebler
Brian A. Staebler
Vice President, Secretary-Treasurer and Principal Financial and Accounting Officer